SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             DEL LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             DEL LABORATORIES, INC.
                          178 EAB PLAZA, P.O. BOX 9357
                         UNIONDALE, NEW YORK 11553-9357



                               -----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2004
                               -----------------




                                                                  April 28, 2004

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation"), will be held at The Carltun, Eisenhower Park, East Meadow, New York 11554, on Tuesday, May 25, 2004, at 10:30 A.M. (local time) to consider the following matters:

         1. To elect one member of the Board of Directors of the Corporation for a term of three years;

         2. To re-approve the Corporation's 1999 Amended and Restated Annual Incentive Plan; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556, for ten days prior to the meeting.

         Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Executive Vice President - Chief Financial Officer, Del Laboratories, Inc., 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, or other nominee holding your shares, must accompany your letter.

         A copy of the Annual Report for the year 2003 is enclosed herewith.




                                        By Order of the Board of Directors,


                                        Gene L. Wexler
                                        SECRETARY

         YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                          178 EAB PLAZA, P.O. BOX 9357
                         UNIONDALE, NEW YORK 11553-9357



                               -----------------
                                 PROXY STATEMENT
                               -----------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2004
                               -----------------




         Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the 2004 Annual Meeting of Stockholders, to be held on Tuesday, May 25, 2004 at 10:30 A.M. at The Carltun, Eisenhower Park, East Meadow, New York 11554, and at any adjournments or postponements thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 28, 2004 to all stockholders entitled to vote at the Annual Meeting.

         A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and requesting the return of the proxy, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, directors, officers and employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or by facsimile. The Corporation will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses incurred in handling proxy materials for beneficial owners.

         The Board of Directors has fixed the close of business on April 5, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 9,722,037 shares of common stock, par value $1.00 per share ("Common Stock"), which are the only securities of the Corporation entitled to be voted at the meeting. Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the one nominee receiving the highest vote totals to be elected as a director of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Re-approval of the material terms of the Corporation's 1999 Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan") for awards intended to qualify under Section 162(m) will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

         An abstention will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote. In the event of a broker non-vote, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote for purposes of determining the total number of shares of which a majority is required to re-approve the Annual Incentive Plan, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

         If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

         Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.


                          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                AMOUNT AND
                                                 NATURE OF
                                                BENEFICIAL           PERCENT
NAME AND ADDRESS OF BENEFICIAL                 OWNERSHIP (1)       OF CLASS (4)
------------------------------                 -------------       ------------
OWNER OR IDENTITY OF GROUP

Dan K. Wassong ............................    3,106,755(2)(3)         29.7%
Del Laboratories, Inc.
178 EAB Plaza, P.O. Box 9357
Uniondale, New York 11553-9357

Martin E. Revson ..........................    1,239,376(2)            12.7%
Del Laboratories, Inc.
178 EAB Plaza, P.O. Box 9357
Uniondale, New York       11553-9357

Del Laboratories, Inc. Employee Stock
  Ownership Plan ..........................      528,591                5.4%
178 EAB Plaza, P.O. Box 9357
Uniondale, New York       11553-9357

----------------
(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 1,862,088 shares owned individually by Mr. Wassong, 437,277 shares owned by two grantor retained annuity trusts for the benefit of Mr. Wassong, 723,736 shares issuable upon exercise of options (which are exercisable within 60 days) held by Mr. Wassong and 83,654 shares held for Mr. Wassong's account under the ESOP as of December 31, 2003.

(4)  Based on 9,722,037 shares outstanding on April 5, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly compensated executive officers of the Corporation during 2003 (other than Mr. Wassong) and (iii) all directors and executive officers as a group:


                                                     COMMON STOCK OWNED AS OF
                                                           APRIL 5, 2004
                                                           -------------

                                                    AMOUNT AND
                                                    NATURE OF
                                                    BENEFICIAL         PERCENT
                                                    OWNERSHIP(1)       OF CLASS
                                                    ------------       --------


OUTSIDE DIRECTORS
Robert A. Kavesh ..........................            20,142              0.2%
Steven Kotler .............................           107,270(2)           1.1%
Marcella Maxwell ..........................               222               (3)



EXECUTIVE OFFICERS
Harvey P. Alstodt .........................           153,309(4)           1.6%
Charles J. Hinkaty ........................           413,227(5)           4.2%
William McMenemy ..........................           250,149(6)           2.5%
Enzo Vialardi .............................            62,730(7)           0.6%



ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(10 persons) ..............................         5,375,291(8)          49.7%


--------------
(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 2,080 shares of Common Stock owned by Mr. Kotler's wife, and 190 shares owned by a pension trust for the benefit of Mr. Kotler.

(3)  Less than 0.1%.

(4) Includes 69,339 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 7,972 shares held for Mr. Alstodt's account under the ESOP as of December 31, 2003.

(5) Includes 147,687 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 9,342 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 2003. Mr. Hinkaty is also a director of the Corporation.

(6) Includes 89,642 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 24,132 shares held for Mr. McMenemy's account under the ESOP as of December 31, 2003.

(7) Includes 47,537 shares which Mr. Vialardi may acquire through exercise of options currently outstanding and 413 shares held for Mr. Vialardi's account under the ESOP as of December 31, 2003.

(8) Includes (i) 1,099,991 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 125,574 shares held for the accounts of executive officers under the ESOP as of December 31 2003, (iii) 437,277 shares owned by two grantor retained annuity trusts for the benefit of Mr. Wassong, (iv) 2,080 shares owned by Mr. Kotler's wife, and (v) 190 shares held by a pension trust for the benefit of Mr. Kotler.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities is required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings, except that Mr. Revson inadvertently reported the sale of 23,000 shares three weeks late.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of six directors, two of whom are designated as members of Class I, one of whom is designated as members of Class II and three of whom are designated as members of Class III. The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

         One director for Class II is to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2007 and until the election and qualification of his successor.

         It is the intention of the Board of Directors to nominate at the Annual Meeting the individual whose name is set forth in Class II below for election to the Board of Directors for a three-year term. In the event that such nominee for election at the Annual Meeting should become unavailable for election for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for one director to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

         The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

         The information required with respect to Executive Officers of the Corporation is set forth under the caption "Item 10 - Directors and Executive Officers of the Company" in the Corporation's annual report on Form 10-K for the period ended December 31, 2003 and is incorporated herein by reference.

                                    CLASS II
                      (TO SERVE UNTIL THE ANNUAL MEETING OF
                             STOCKHOLDERS FOR 2007)
                  ONE DIRECTOR IS TO BE ELECTED TO THIS CLASS



NAME AND AGE               PRINCIPAL OCCUPATION              DIRECTOR
                             OR EMPLOYMENT                     SINCE
------------               --------------------              ---------


Charles J. Hinkaty (54)    Vice President of the               1986
                           Corporation and President of
                           Del Pharmaceuticals, Inc.
                           since 1985


                                    CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2005)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS


NAME AND AGE               PRINCIPAL OCCUPATION              DIRECTOR
                             OR EMPLOYMENT                     SINCE
------------               --------------------              ---------


Dr. Robert A. Kavesh (76)  Marcus Nadler Professor of          1976
                           Finance and Economics
                           Emeritus, Stern School of
                           Business, New York University

Steven Kotler (57)         Vice-Chairman, Gilbert Global       1987
                           Equity Capital since May
                           2000; Co-Chairman, Schroder & Co.,
                           Inc. from 1999 to May 2000;
                           President and Chief Executive
                           Officer, Schroder & Co., Inc.,
                           1996 to 1999


Dr. Marcella Maxwell (66)  Director of Development and         1994
                           Public Affairs, Miracle
                           Makers, Inc., since February 1995


                                     CLASS I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2006)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS


NAME AND AGE               PRINCIPAL OCCUPATION              DIRECTOR
                             OR EMPLOYMENT                     SINCE
------------               --------------------              ---------


Martin E. Revson (93)      Private investor since August       1963
                           1992; Chairman of the Board
                           of the Corporation from July
                           1963 to August 1992


Dan K. Wassong (73)        President and Chief Executive       1968
                           Officer of the Corporation;
                           Chairman of the Board of the
                           Corporation since August 1992

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Corporation held four meetings during 2003.

         The Board of Directors has four committees: an Audit Committee, a Compensation Committee, a Human Resources Committee and, effective as of March 31, 2004, a Nominating Committee.

         The Audit Committee, which is comprised of Mr. Kotler (Chair), Dr. Kavesh and Dr. Maxwell, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the scope and results of the audit engagement, reviews the independence of the auditors and pre-approves all audit and permitted non-audit services, and related fees, to be performed by the independent auditors. It held four meetings in 2003. The Board of Directors of the Company has determined that Mr. Kotler qualifies as an "audit committee financial expert", as such term is defined under the rules and regulations of the Securities and Exchange Commission. The members of the Audit Committee are "independent", as defined in Section 121(A) of the American Stock Exchange's listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee adopted a Revised Audit Committee Charter on March 31, 2004. A copy of the Revised Audit Committee Charter is attached hereto as EXHIBIT B.

         The Compensation Committee, comprised of Mr. Kotler (Chair) and Dr. Kavesh, establishes the compensation of the Chief Executive Officer and reviews on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees, and administers the Corporation's stock-based incentive plans. It held three meetings in 2003. The members of the Compensation Committee are "independent," as defined in Section 121(A) of the American Stock Exchange listing standards. Commencing on May 25, 2004, as required by new Section 805 of the American Stock Exchange Company Guide, the Compensation Committee will determine the compensation not only of the Chief Executive Officer, but also the compensation of "all other officers", as determined by applicable rules and regulations and the Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee on his compensation.

         The Human Resources Committee is comprised of Dr. Maxwell (Chair) and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). This Committee held no meetings during 2003. However, the Committee received and reviewed written quarterly human resources reports from the Corporation.

         The Nominating Committee was created by the Board of Directors at its March 31, 2004 meeting. The Nominating Committee is comprised of Dr. Kavesh (Chair), Mr. Kotler and Dr. Maxwell. All three of the members of the Nominating Committee are "independent" directors, as defined in Section 121(A) of the American Stock Exchange listing standards. On March 31, 2004, the Nominating Committee adopted a Nominating Committee Charter, a copy of which is attached hereto as EXHIBIT C, and Board of Directors Candidate Guidelines, a copy of which is attached hereto as EXHIBIT D.

         No director attended fewer than 75% of the aggregate number of meetings of the Board and all committees on which such director served in 2003.

DIRECTORS' COMPENSATION

         Directors of the Corporation who are not employees of the Corporation receive an annual retainer of $25,000. In addition, the Chair of each of the Board committees receives an annual retainer of $20,000, except that the Chair of the Audit Committee receives an annual retainer of $45,000, and each other member of each of the four Board committees receives an annual retainer of $5,000. Committee fees are paid at the rate of $1,500 per meeting for the Chair and $1,000 per meeting for other members.

RECOMMENDATION OF BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR election as a director in Class II the nominee identified above. The nominee who receives the highest number of votes for his election as director will be elected.

                              CORPORATE GOVERNANCE


         The Corporation believes that good corporate governance practices create a solid foundation for achieving the Corporation's business goals and serving the interests of the Corporation's stockholders and other stakeholders. In response to the Sarbanes-Oxley Act of 2002 ("SOX") and the new corporate governance listing requirements of the American Stock Exchange and the Securities and Exchange Commission (the "SEC"), the Corporation has recently enhanced its governance practices. Some of the recent enhancements include the following:

         1. CODE OF ETHICS FOR ALL EMPLOYEES. The Board of Directors of the Corporation has adopted a Code of Ethics for All Employees of the Corporation. A copy of this new code of ethics is attached hereto as EXHIBIT E.

         2. REVISED CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS. The Board of Directors of the Corporation has adopted a revised Code of Ethics for Senior Financial Officers of the Corporation. A copy of this revised code of ethics is attached hereto as EXHIBIT F.

         3. NOMINATING COMMITTEE. The Board of Directors created a Nominating Committee on March 31, 2004. A copy of the Nominating Committee charter is attached hereto as EXHIBIT C. A copy of the Board of Director Candidate Guidelines is attached hereto as EXHIBIT D.

         4. REVISED AUDIT COMMITTEE CHARTER. The Audit Committee has adopted a revised Audit Committee charter. A copy of this revised charter is attached hereto as EXHIBIT B.

         5. EMPLOYEE HOTLINE. In response to Section 301(4) of SOX, the Corporation hired an independent, third party to run an anonymous hotline 24 hours a day, 7 days a week, so that any employee of the Corporation may confidentially report any concerns regarding questionable accounting, internal accounting controls or auditing matters. Any such concerns will be forwarded immediately to the Chair of the Corporation's Audit Committee. Since this anonymous hotline was established and communicated to all employees of the Corporation in April of 2003, no complaints or concerns have been reported to the hotline.

         6. DIRECTOR INDEPENDENCE. Four of the six members of the Corporation's Board of Directors have been determined by the Board to be "independent" as defined by the listing standards of the American Stock Exchange.

         7. MEETINGS OF OUTSIDE DIRECTORS WITHOUT MEMBERS OF MANAGEMENT PRESENT. The independent directors of the Corporation's Board of Directors shall meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

         All of the documents attached hereto as Exhibits B through F may also be viewed on the Corporation's website at www.dellabs.com under "Corporate" then "Corporate Governance".

COMMUNICATIONS WITH DIRECTORS

         The Board of Directors has adopted a process for stockholders and others to send communications to the entire Board of Directors, the Chair of a particular Committee of the Board, the non-management directors as a group, or to a specified individual director. All communications are to be sent by mail or by fax care of the Corporate Secretary at the Corporation's headquarters, addressed as follows:

         [Board of Directors or Name of Individual Chair or Director(s)]
                      c/o Gene Wexler, Corporate Secretary
                             Del Laboratories, Inc.
                                  P.O. Box 9357
                Uniondale, New York 11553-9357 Fax: 516-844-2942

         The Corporate Secretary will retain copies of all such communications, and promptly forward all such letters or faxes to the appropriate Board members. For example, a communication about auditing or accounting matters would be promptly forwarded to the members of the Audit Committee. However, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as:

         --       junk mail and mass mailings

         --       product complaints

         --       product inquiries

         --       new product suggestions

         --       resumes and other forms of job inquiries

         --       surveys

         --       business solicitations or advertisements

STOCKHOLDER RECOMMENDATIONS FOR DIRECTORS

         Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to the address listed above, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Certain procedures must be followed by stockholders to recommend to the Nominating Committee candidates for election as Directors. The Corporate Secretary must receive the stockholder's recommendation no later than ninety (90) days in advance of the meeting, assuming that the meeting will be held on or after the anniversary date of this year's meeting.

         The nomination must contain the following information about the candidate:

         --       name

         --       age

         --       business and residence addresses

         --       principal occupation or employment

         -- the number of shares of common stock of the Corporation beneficially owned by the nominee

         -- the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a Director

         -- a signed consent of the nominee to serve as a Director of the Corporation, if elected

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation for the years 2003, 2002 and 2001 of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers in 2003 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
NAME AND PRINCIPAL POSITION      ANNUAL COMPENSATION       SECURITIES
                            --------------------------     UNDERLYING   ALL OTHER
                            YEAR      SALARY     BONUS      OPTIONS   COMPENSATION (1)
                            ----      ------     -----      -------   ----------------


Dan K. Wassong ..........   2003   $ 845,752   1,075,000     188,767   $ 476,621
Chairman, President And .   2002     805,478   1,932,000     254,108     478,639
Chief Executive Officer .   2001     774,478   1,500,000     109,658     511,366

Charles J. Hinkaty ......   2003     388,802     255,000      17,392      31,193
Vice President and
  President of ..........   2002     373,849     325,000     104,588      30,953
Del Pharmaceuticals, Inc.   2001     359,470     290,000      87,488      10,524

Harvey P. Alstodt .......   2003     396,550     255,000      37,721      50,085
Executive Vice President,
  Sales .................   2002     368,750     450,000      25,545      49,992
Cosmetics Division,
  North America .........   2001     315,125     350,000      51,879      53,274

William McMenemy ........   2003     396,550     255,000       7,522      40,357
Executive Vice President,
  Marketing .............   2002     376,250     450,000     146,174      40,341
Cosmetics Division,
  North America .........   2001     342,500     350,000      43,369      42,772

Enzo J. Vialardi ........   2003     352,811     255,000           0       9,037
Executive Vice President,   2002     319,930     450,000      20,397       9,128
Chief Financial Officer .   2001     294,120     350,000      21,417       9,092


-----------
(1)  Includes for each Named Executive Officer (i) the dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in 2003, 2002 and 2001 under the ESOP. The amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 2003 were as follows: Mr.
     Wassong-- $1,398, Mr. Hinkaty $1,398, Mr. Alstodt-- $1,398, Mr.
     McMenemy-- $1,398 and Mr. Vialardi-- $1,398, (ii) the insurance premiums paid in each year in respect of such officer under the
     Corporation's Executive Medical Reimbursement Plan (in 2003, the
     amounts paid were as follows: Mr. Wassong-- $3,553, Mr. Hinkaty--
     $7,106, Mr. Alstodt-- $7,639, Mr. McMenemy -- $7,106, Mr. Vialardi --
     $7,639); and (iii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to
     "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 2003, the amounts were as follows: Mr.
     Wassong -- $87,029, Mr. Hinkaty -- $22,689, Mr. Alstodt -- $41,048, Mr.
     McMenemy -- $31,853). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($186,935 in
     2003) and related tax gross-up ($197,706 in 2003). See "Description of
     Employment Agreements" below.

                       STOCK OPTION GRANTS AND RELATED INFORMATION


STOCK OPTION GRANTS DURING 2003

         The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 2003 and the present value of these options on their grant date.


                                 % OF TOTAL
                      NUMBER OF    OPTIONS
                     SECURITIES   GRANTED TO
                     UNDERLYING   EMPLOYEES
                      OPTIONS     IN FISCAL    EXERCISE OF    EXPIRATION     GRANT DATE
NAME                 GRANTED(1)     YEAR        BASE PRICE       DATE      PRESENT VALUE(2)
----                 ----------     ----        ----------       ----      ----------------
Dan K. Wassong         188,767      73.6%         $22.381       6/30/10      $1,405,238
Charles J. Hinkaty      11,670       4.6%          23.571        5/7/10          92,617
                         5,721       2.2%          22.943        7/1/10          44,109
Harvey P. Alstodt       27,591      10.8%          18.857       3/21/10         179,444

                        10,129       4.0%          23.810       7/15/10          82,474
William McMenemy         7,521       2.9%          23.714       7/10/10          59,687
Enzo J. Vialardi           --         --            --            --                --

-----------
(1) Options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expire seven years from the date of grant and vest in one-third annual increments commencing one year after the date of grant.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
     (a) expected volatility based upon the Company's stock price; (b) the risk-free rate (the five year Treasury bond rate on the date of grant for the replacement options); (c) projected dividend yield of 0%; (d) a five year expected period to exercise; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant for all options). The following table shows the factors used to value the options above (by option expiration date):

                          EXPECTED          RISK-FREE            DIVIDEND
EXPIRATION DATE          VOLATILITY           RATE                 YIELD
March 21, 2010             33.20%             3.08%                0.00%
May 7, 2010                33.20%             2.64%                0.00%
June 30, 2010              33.20%             2.42%                0.00%
July 1, 2010               33.20%             2.43%                0.00%
July 10, 2010              33.20%             2.53%                0.00%
July 15, 2010              33.20%             2.74%                0.00%

                         OPTION EXERCISES AND YEAR-END OPTION VALUES


         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2003 and unexercised stock options held as of December 31, 2003


                                                         NUMBER OF
                                                        SECURITIES            VALUE OF
                                                        UNDERLYING          UNEXERCISED
                                                        UNEXERCISED        IN-THE-MONEY
                              SHARES                    OPTIONS AT            OPTIONS
                             ACQUIRED                  DEC. 31, 2003       DEC. 31, 2003
                                ON        VALUE        EXERCISABLE/         EXERCISABLE/
NAME                         EXERCISE    REALIZED(1)   UNEXERCISABLE      UNEXERCISABLE(2)
----                         --------    -----------   -------------      ----------------

Dan K. Wassong ..........      296,924   $2,420,665   702,618/394,726   $7,709,257/$1,213,708
Charles J. Hinkaty ......       34,216      391,720   136,848/116,280   1,131,383/688,143
Harvey P. Alstodt .......       62,655      512,241   58,426/72,045     479,397/497,724
William McMenemy ........       13,506      141,919   81,278/119,429    507,950/713,768
Enzo J. Vialardi ........            0            0   47,537/20,737     591,366/178,690

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 2003 ($25.00 per share), less the exercise price for the aggregate number of shares subject to the options.

PENSION BENEFITS

         The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP benefits assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                 ANNUAL BENEFITS
                   YEARS OF CREDITED SERVICE AT RETIREMENT (2)
FINAL AVERAGE
COMPENSATION (1)       15           20            25          30
$  75,000          $ 13,500      $18,000       $22,500     $27,000
  100,000            18,000       24,000        30,000      36,000
  150,000            27,000       36,000        45,000      54,000
  200,000            36,000       48,000        60,000      72,000
  300,000            54,000       72,000        90,000     108,000
  400,000            72,000       96,000       120,000     144,000
  500,000            90,000      120,000       150,000     180,000(3)
  600,000           108,000      144,000       180,000(3)  216,000(3)
  800,000           144,000      192,000(3)    240,000(3)  288,000(3)
  900,000           162,000(3)   216,000(3)    270,000(3)  324,000(3)
1,000,000           180,000(3)   240,000(3)    300,000(3)  360,000(3)
1,100,000           198,000(3)   264,000(3)    330,000(3)  396,000(3)

------------
(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996, except for Mr. Vialardi which is based on 1999. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt and McMenemy was $1,334,091, $387,957, $395,604 and $396,509 respectively. The compensation for 1999 for Mr. Vialardi was $368,100.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy, and Vialardi have, respectively, 38, 19, 18, 38 and 6 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $160,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the Code). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee is or has been an officer or employee of the Corporation.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

DAN K. WASSONG

         Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an amended and restated employment agreement with the Corporation dated as of July 1, 1999 (the "Agreement"). The Agreement provides for Mr. Wassong's full time employment until December 31, 2008 at an annual base salary of not less than $723,000. In addition, Mr. Wassong may receive bonuses under the Corporation's 1999 Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan"). The Corporation shall reimburse Mr. Wassong for reasonable legal and accounting fees which he may incur in connection with the preparation and periodic review of his estate plan, tax planning, tax returns, the Agreement and related employment arrangements. Upon termination of the Agreement except for death, disability or cause, Mr. Wassong shall have the right, but not the obligation, to serve as a consultant to the Corporation for a period of five years. During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the Agreement. In addition, during that time, Mr. Wassong will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office, support and secretarial services and use of an automobile and chauffeur.

         The Agreement also provides for payment, upon Mr. Wassong's termination for any reason other than cause, of deferred compensation (the "Deferred Compensation") based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. The Deferred Compensation shall be paid over the same number of months as the number of years of Mr. Wassong's employment by the Corporation, except that if Mr. Wassong dies during the term of this Agreement, the Deferred Compensation shall be paid to his designated beneficiary over a period of six months. In addition to the Deferred Compensation, in the event the Agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the Agreement and (ii) four years.

         Under the Agreement, the Corporation consolidated loans made to Mr. Wassong in 1984, 1988 and 1990. As of April 1, 2004, the outstanding principal balance of the loan to Mr. Wassong was $502,250 (the "Existing Balance"). The Existing Balance is to be repaid, with interest at the rate of 6% per annum, with a principal payment of $140,000 on January 20 of each year through 2007 and a final payment of $82,250 on January 20, 2008, provided that each payment of principal and interest will be forgiven when due unless Mr. Wassong has been terminated for cause. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year. However, optional loan forgiveness would violate the provisions of SOX. See "Prohibitions on Loans to Executive Officers" under "Compensation Committee Report on Executive Compensation". During 2003, $140,000 of principal and $46,935 of interest were forgiven by the Corporation pursuant to the terms of the Agreement. Whenever the Corporation forgives any principal or interest owed by Mr. Wassong, the Corporation has agreed to pay to him such additional payment (a "Gross-Up Payment") in an amount such that, after payment by Mr. Wassong of all federal, state and local taxes and excise taxes, if any, including any such taxes imposed on the Gross-Up Payment, Mr. Wassong retains an amount of the Gross-Up Payment equal to such taxes imposed on the principal and interest forgiven. During 2003, Mr. Wassong received a Gross-Up Payment from the Corporation in the amount of $197,706. Mr. Wassong's indebtedness must be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong's employment is terminated for cause, the Existing Balance shall be repaid in accordance with the annual payment schedule described above, without any forgiveness of principal or interest.

         The Corporation has agreed to grant to Mr. Wassong options to purchase 40,000 shares of Common Stock each year during his employment by the Corporation. However, the Corporation did not grant to Mr. Wassong his annual grant of options to purchase 40,000 shares of the Corporation's Common Stock during 2003. Mr. Wassong, however, was granted options to purchase 188,767 of the Corporation's Common Stock to replace shares used by Mr. Wassong to pay the exercise price of options exercised by Mr. Wassong during 2003. All such options, as well as any options held by Mr. Wassong pursuant to the Amended and Restated 1994 Stock Plan (the "1994 Stock Plan") shall be transferrable pursuant to whatever actions are required to be taken by the Compensation Committee. The Agreement states that the Corporation has agreed to loan, or cause to be loaned, to Mr. Wassong (to the extent permitted by applicable law) amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock heretofore or hereafter granted to him and (ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. However, such loans are now prohibited by SOX. See "Prohibitions on Loans to Executive Officers" under "Compensation Committee Report on Executive Compensation". Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended

         During 1993, the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premiums under the policies are $170,363; it is anticipated that the annual premiums will be required to be paid until 2005, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

         Mr. Wassong may elect to terminate the Agreement and receive all of the compensation and benefits described above upon the occurrence of certain events, including the following: (a) he is not elected and continued as a director of the Corporation and appointed Chairman of the Board of Directors, President and Chief Executive Officer; (b) his office is relocated outside of the Greater Metropolitan Area of New York City; (c) the sale by the Corporation of all or substantially all of its assets and business or a merger of the Corporation as a result of which the shareholders of the Corporation prior to the merger will own less than a majority of the company surviving such merger; and (d) a change in control (defined as the acquisition, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors, of more than 40% of the voting power of the Corporation's common stock).

OTHER NAMED EXECUTIVE OFFICERS

         The Corporation is party to an employment agreement with Charles J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on December 31, 2006. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $408,280. If Mr. Hinkaty is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

         The Corporation is party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales Cosmetics Division, North America, for a term expiring on September 30, 2006. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $416,416. If Mr. Alstodt is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

         The Corporation is party to an employment agreement with William McMenemy, Executive Vice President, Marketing Cosmetics Division, North America, for a term expiring on December 31, 2006. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $416,416. If Mr. McMenemy is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 36 months.

         The Corporation is party to an employment agreement with Enzo Vialardi, Executive Vice President, Chief Financial Officer, for a term expiring on September 30, 2006. Under the employment agreement, Mr. Vialardi's annual rate of compensation shall not be less than $363,090. If Mr. Vialardi is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

CHANGE IN CONTROL AGREEMENTS

         The Company has entered into Change in Control Agreements with Mr. Alstodt, Mr. McMenemy, Mr. Hinkaty and Mr. Vialardi. If, after a Change in Control (as defined in such agreements), the executive's employment is terminated under certain circumstances, the executive will be entitled to receive, in eighteen equal monthly payments, an amount equal to the Executive's base compensation times the number of months equal to the greater of (i) the balance of the Executive's employment agreement with the Company, or (ii) in the case of Mr. Alstodt, 24 months, in the case of Mr. McMenemy, 36 months, in the case of Mr. Hinkaty, 24 months, and in the case of Mr. Vialardi, 24 months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 2003.

GENERAL POLICIES

         The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short-term (i.e., annual) and long-term business objectives and strategies. The key components of the Corporation's executive compensation program are base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2008 and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

         In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

         Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the Compensation Committee. However, commencing on May 25, 2004, as required by new Section 805 of the American Stock Exchange Company Guide, the Compensation Committee will determine the compensation not only of the Chief Executive Officer, but also the compensation of "all other officers", as determined by applicable rules and regulations and the Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee on his compensation.

         During 2003, the maximum increase in base salary for any of the Named Executive Officers was 5%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position.

         Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under the Annual Incentive Plan, pursuant to which the Compensation Committee establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The Compensation Committee also has the discretion to award bonus payments to executive officers in addition to or in lieu of amounts authorized under the Annual Incentive Plan. Re-approval of the Corporation's 1999 Amended and Restated Annual Incentive Plan is sought under Proposal 2 in this Proxy Statement.

         The principal mechanism for rewarding executives for long-term performance has been the grant of stock options under the Corporation's stock based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Compensation Committee may grant to executive officers and other key employees stock options, as well as other stock based awards, including restricted stock grants, deferred stock and performance based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 2003 base salary, the Committee considered the financial results of the Company in 2003 as well as Mr. Wassong's individual performance. In 2003, Mr. Wassong's base salary was increased to $845,752, a 5.0% increase. During 2003, $140,000 of principal and $46,935 of interest of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement. Mr. Wassong also received a Gross-Up Payment of $197,706 in connection with the forgiveness of indebtedness. See "Executive Compensation--Description of Employment Agreements" for a description of the Gross-Up Payment made to Mr. Wassong.
STOCK OPTIONS

         Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Compensation Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 251,399 shares were granted to the Corporation's Named Executive Officers during 2003, including options to purchase 188,767 shares granted to Mr. Wassong.

POLICY REGARDING TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code (as amended, the "Code") provides that publicly-held companies may be limited in deducting certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers (the "Named Executive Officers"). The Committee has considered the effect of Section 162(m) of the Code on the Corporation's executive compensation program to develop its policy with respect to the deductibility of the Corporation's executive compensation. It is the Committee's position that in administering the "performance-based" portion of the Corporation's executive compensation program, it will attempt to comply with the requirements of Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive's performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the "General Policies" section of this report and in the best overall interests of the Corporation's stockholders. Should compliance with Section 162(m) conflict with the General Policies or with what the Committee believes to be in the best interests of the stockholders, the Committee will act in accordance with the General Policies and in the best interest of the stockholders, notwithstanding the effect of such action on deductibility for any given year.

         The Committee is currently seeking stockholder re-approval (See Proposal 2) of the Corporation's 1999 Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan") so that bonuses awarded to the Named Executive Officers of the Corporation pursuant to the Annual Incentive Plan will continue to be deductible under Section 162(m) of the Code. The Code requires that certain material terms of the Annual Incentive Plan be re-approved by the Corporation's stockholders at least once every five years in order to remain in compliance with Section 162(m) of the Code.

PROHIBITION ON LOANS TO EXECUTIVE OFFICERS

         Section 402 of the Sarbanes-Oxley Act of 2002 ("SOX") provides that companies may no longer make loans to its executive officers. Prior to the enactment of SOX, the Corporation provided loans to certain executives to finance exercises of stock options under the Corporation's stock option plans. In accordance with SOX, the Corporation will not make any additional loans to any of its executive officers.

                             COMPENSATION COMMITTEE
                              Steven Kotler, Chair
                              Dr. Robert A. Kavesh

                                   PROPOSAL 2

             APPROVAL OF MATERIAL TERMS OF THE ANNUAL INCENTIVE PLAN


GENERAL

         The Corporation's Annual Incentive Plan (the "AIP") has been an important means by which the Compensation Committee (the "Committee") has tied the annual bonuses of executive officers to the performance of the Company. Since stockholders approved the AIP in 1994, the Committee has used annual incentives under the AIP as a way to attract, retain and reward employees who occupy key positions and contribute to the growth and annual profitability of the Corporation and its subsidiaries, while helping to ensure that compensation paid by the Corporation would be deductible without limitation under Code
Section 162(m).

         To accomplish this, certain important terms of the AIP were designed so that the annual incentives could qualify as "performance based compensation" under Code Section 162(m). "Performance based compensation" is not counted against the $1 million that is deductible without limit under Section 162(m). Although stockholder approval of the AIP was obtained in 1994 and 1999 to meet one of the key requirements under Section 162(m), certain material terms of the AIP must be reapproved by stockholders every five years in order for the annual incentive compensation to continue to qualify as "performance based compensation."

         The material terms of the AIP that must be reapproved are those specifying eligibility, the per-person limitations on awards, and the business criteria that the Committee may incorporate in the performance goals to be met in order to earn the awards. Under the AIP, these material terms relating to awards intended to qualify under Section 162(m) are as follows:

         -- Although all salaried employees of the Corporation and its subsidiaries are eligible to be selected for participation, participation is in practice limited to executive officers of the Corporation, a group currently consisting of 6 persons.

         -- The AIP's per-person limit applies to the awards to participants whom the Committee believes are likely to be named executives subject to the Section 162(m) limits for a given year. The maximum amount payable with respect to performance in any one fiscal year to any one participant will be $3 million.

         -- The business criteria used by the Committee in setting performance objectives for the awards will be: pretax operating income from continuing operations, net income from continuing operations, sales, earnings per common share, or return on common equity. In addition, other business criteria that may be used for qualifying
              Section 162(m) awards under the AIP in setting performance objectives, as follows: (1) revenues; (2) cash flow, free cash flow, or cash flow return on investment; (3) return on net assets, return on assets, return on investment, or return on investment capital; (4) value created; (5) operating margin; (6) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (7) share price or total stockholder return; (8) sales above a specified threshold or in relation to prior periods; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

         The Committee has flexibility in how it may use the business criteria in setting performance objectives. The criteria may be used singly or in combination, on a consolidated basis or with respect to a subsidiary or business unit. The Committee may specify that performance relating to the criteria will be measured before or after extraordinary, special or non-recurring items, before or after write downs, before or after service fees, or before or after payments of awards under the AIP. The levels of performance to be achieved with respect to the criteria may be established in absolute terms, as goals relative to performance in prior periods, or as goals compared to the performance of one or more comparable companies or an index covering multiple companies.

DESCRIPTION OF THE AIP

         The following is a brief description of the material features of the AIP, other than those terms described above. Such description is qualified in its entirety by reference to the full text of the AIP, a copy of which is attached to this Proxy Statement as EXHIBIT A.

ADMINISTRATION. The AIP is administered by the Committee, except that the Board may appoint any other committee to administer the AIP. Subject to the terms of the AIP, the Committee is authorized to determine to whom awards will be granted, the terms of payment, if any, relating to any award; and other terms and conditions of awards, as well as to interpret and make all other determinations under the AIP. Nothing in the AIP precludes the Committee from authorizing payment of compensation apart from the AIP, including bonuses based upon annual performance, to executive officers and other employees. The AIP provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with their good faith actions.

ANNUAL INCENTIVE AWARDS. For each participant, the Committee may specify an award and performance objectives, as described above, upon which payment of the award will be conditioned. Generally, performance will be measured over a one-year period, but the Committee may specify a different performance period in its discretion. The amounts payable under the award may be fixed or a percentage of annual salary, and may vary above or below a target for performance above or below a target performance objective. Awards may be granted that are not intended to qualify under Section 162(m), in which case the performance objectives may use business criteria or personal performance criteria other than those described above.

         After completion of the performance period, the Committee must determine the extent to which an award will be paid out. The Committee may exercise discretion to increase or decrease the amount to be paid out, except that only downward adjustments may be made to an award intended to qualify under
Section 162(m). Awards may be paid on a current basis or deferred, if required by the Committee or if elected by the participant with the permission of the Committee. If a participant terminates employment prior to the end of a performance period, the participant's award generally will not become payable, except that the Committee may determine in its discretion to pay all or part of an award. In the case of an award intended to qualify under Section 162(m), however, if termination is due to death, disability, or retirement, the Committee will determine an amount to be paid in respect of the award based on the level of achievement of performance objectives. In the event of a Change in Control, a participant granted an award intended to qualify under Section 162(m) will be entitled to receive payment of the maximum award for the on-going performance period, pro rated to reflect the number of days in the period elapsed up to the date of the change in control.

         The Committee has authority to make adjustments to awards under the AIP upon the occurrence of unusual or non-recurring events affecting the awards or the performance objectives, and in the case of changes in job responsibilities of a participant, except that no adjustment is authorized relating to an award intended to qualify under Section 162(m) if it would disqualify such award.

AMENDMENTS TO THE AIP. The Board of Directors may amend, alter, suspend, discontinue or terminate the AIP or the Committee's authority to grant awards under the AIP. Such changes will be subject to stockholder approval if and to the extent required by law, regulation, or stock exchange rule, or to comply with Code Section 162(m). These provisions do not necessarily require stockholder approval for all Plan amendments that might increase the cost of the Plan.

FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, payments under the AIP will constitute ordinary income to participants at the time payment is received by the participant. If compensation under the Plan qualifies as "performance based compensation" under Code Section 162(m), as the Corporation believes will be the case for awards intended to so qualify, the Company will be entitled to a tax deduction equal to the amount of any payments to a participant, whether or not such payments together with the participant's other compensation exceed $1 million in a given year.

PLAN BENEFITS. The Committee has adopted performance targets, subject to stockholder approval of the Plan, concerning annual incentive awards for 2004 to the named executive officers. Because the payment of such awards is conditioned upon achievement of performance objectives during 2004, the amount to be paid out in respect of such awards cannot be determined. Amounts of annual incentives under the AIP paid to the named executives in 2001, 2002 and 2003 are shown above in the Summary Compensation Table, under the "Annual Compensation - Bonus" column.

EFFECT OF STOCKHOLDER RE-APPROVAL ON AWARDS. If stockholders decline to re-approve the material terms of AIP awards intended to qualify under Section 162(m), awards will not be granted or paid out under the AIP to the extent necessary so that stockholder approval would have met the requirements of Treasury Regulation 1.162-27(e)(4).

VOTE REQUIRED FOR RE-APPROVAL

         Re-approval of the material terms of AIP awards intended to qualify under Section 162(m) will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote.

         The Board of Directors recommends that stockholders vote FOR re-approval of the material terms of the AIP awards.

                              INDEPENDENT AUDITORS


         KPMG LLP, independent certified public accountants, is the Corporation's independent auditor and has served in such capacity since 1968. The Audit Committee of the Board of Directors has appointed KPMG for the current fiscal year. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions.

         The aggregate fees billed for professional services by KPMG LLP in 2003 and 2002 were:

        TYPE OF FEES                     2003                     2002
        ------------                     ----                     ----
        Audit Fees (1)                $ 555,000                $ 541,000
        Audit-Related Fees (2)           55,000                   50,000
        Tax Fees (3)                    154,000                  133,000
        Total                         $ 764,000                $ 724,000


-----------
(1) Audit fees consisted of professional services rendered for the annual audit of the Corporation's consolidated financial statements included in the Corporation's annual report on Form 10-K, and the quarterly reviews of the consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q.

(2) Audit-related fees consisted principally of professional services rendered for the audit of the financial statements of the Corporation's ESOP, two pension plans and 401(k) plan.

(3) Tax fees consisted principally of professional services rendered in connection with tax compliance and related tax planning and advice.

         The 2003 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Corporation's independent auditors, to the extent that rule was applicable during fiscal year 2003.

         On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to the Chair of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of three directors, each of whom is "independent" as defined in Section 121(A) of the American Stock Exchange listing standards and Rule 10A-3 under the Exchange Act. The members of the Audit Committee are Steven Kotler (Chair), Robert A. Kavesh and Marcella Maxell. The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. The Audit Committee adopted a Revised Audit Committee Charter on March 31, 2004. A copy of the Revised Audit Committee Charter is attached hereto as EXHIBIT B. The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, the Corporation's independent auditors for 2003, are responsible for expressing an opinion on the conformity of the Corporation's audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With

Audit Committees). KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Committee also considered whether KPMG's provision of non-audit services to the Corporation is compatible with KPMG's independence.

         Based on the consideration referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for 2003. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Steven A. Kotler, Chair
Dr. Robert A. Kavesh
Dr. Marcella Maxwell

                             STOCK PERFORMANCE GRAPH


         The following graph charts the total stockholder return over a five-year period commencing on December 31, 1998, with respect to an investment in Common Stock as compared to the Russell 2000 Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Applica Incorporated. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect stock market capitalization.

                             DEL LABORATORIES, INC.
              Comparison of Cumulative Total Return to Shareholders
                     December 31, 1998 to December 31, 2003



[GRAPH OMITTED]
                                                                      COMPOUND
                                    YEAR END                           ANNUAL
           1998      1999      2000      2001       2003       2002  RETURN RATE
           ----      ----      ----      ----       ----       ----  -----------
Del    $   100.0    $ 32.7    $ 40.9    $ 69.8    $ 97.0     $ 126.1    4.75%
Laboratories,
Inc.
Peer       100.0     112.7      56.5      95.6     109.5       152.4    8.80%
Group*
Russell    100.0     121.4     117.8     120.9      96.2       141.6    7.21%
2000
Index

-----------
* Peer group includes Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Applica Incorporated.

                                 OTHER BUSINESS


         The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS


         We currently intend to hold our next annual meeting in May 2005. Stockholder proposals for inclusion in the proxy materials for the 2005 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, P.O. Box 9357, Uniondale, New York 11553-9357 by December 30, 2004 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement).

         In addition, stockholder proposals to be submitted outside of Rule 14a-8, as described above, for consideration at the next annual meeting of shareholders, but not to be included in the Company's proxy materials must be received by the Company, at the address set forth above, on or before March 14, 2005 in order to be considered timely. Those persons designated as proxies by the Company will have discretionary voting authority with respect to any stockholder proposal for which the Company did not receive timely notice.

                                             By Order of the Board of Directors


                                             Gene L. Wexler Secretary

Uniondale, New York
April 28, 2004

                                                                       EXHIBIT A


                             DEL LABORATORIES, INC.
                 ANNUAL INCENTIVE PLAN, AS AMENDED AND RESTATED


1. PURPOSE. The Annual Incentive Plan, as amended and restated (the "Plan"), is intended to assist Del Laboratories, Inc. (the "Company") and its subsidiaries in attracting, retaining, motivating, and rewarding employees who occupy key positions and contribute to the growth and annual profitability of the Company and its subsidiaries through the award of annual incentives, and in preserving the tax deductibility of annual incentive awards under Section 162(m) of the Code.

2. DEFINITIONS. In addition to the terms defined in Section 1 hereof, the following terms used in the Plan shall have the meanings set forth below:

     (a) "Award" shall mean the fixed amount(s) or percentage(s) of Salary potentially payable to a Participant, as provided in Sections 4 and 5.

     (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death (provided that such designation must specifically identify the Plan). If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or the laws of descent and distribution to receive such benefits.

     (c) "Board" shall mean the Board of Directors of the Company as constituted from time to time.

     (d) "Change in Control" shall have the same meaning as a "Change in Control," as defined in the Company's 1994 Stock Plan, as amended and restated.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions or regulations thereto.

     (f) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other Board committee of two or more non-employee directors as may be designated by the Board to administer the Plan, subject to the requirements of Section 3. In appointing members of the Committee, the Board will consider whether a member is or will be an "outside director" within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m), but such members are not required to be "outside directors" at the time of appointment or during their term of service on the Committee.

     (g) "Covered Employee" shall mean a person who is an executive officer deemed by the Committee, prior to the 90th day of a given fiscal year but in no event later than expiration of 25% of the performance period, as reasonably likely to be a "named executive officer" in the Summary Compensation Table of the Company's proxy statement reporting compensation paid to such person for such fiscal year and reasonably likely to have compensation over $1 million that potentially would be subject to restrictions on deductibility under Section 162(m) of the Code; PROVIDED, HOWEVER, that the Committee may determine that a Participant has ceased to be a Covered Employee prior to payout of any Award.

     (h) "Designee" shall mean the Chief Executive Officer of the Company or other directors and executive officers to whom the Committee delegates the authority to grant Awards and take other actions under the Plan.

     (i) "Eligible Employee" shall mean a full-time exempt salaried employee of the Company or any subsidiary of the Company.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions, and rules and regulations thereto.

     (k) "Participant" shall mean an Eligible Employee selected by the Committee to participate in the Plan for a designated Performance Period.

     (l) "Performance Objectives" shall mean the measures of performance specified by the Committee (or its Designee, if any) in accordance with Section 4(a) and 5(b), the achievement of which may be a condition of vesting or settlement of Awards.

     (m) "Performance Period" shall mean the fiscal year or, if determined by the Committee at the time of grant of an Award or thereafter, such other period of time over which achievement of Performance Objectives is measured in connection with any Award.

     (n) "Salary" shall mean the Participant's annual salary in effect at the time the Performance Objective and other terms of an Award are established, provided that the Committee may specify, in connection with a given Award, that salary shall mean salary as in effect at the end of the Performance Period if, in the case of a Covered Employee, a separate maximum dollar amount that may be payable in connection with the Award is fixed at the time the Performance Objective and other terms of the Award are established and the requirements of Treasury Regulation 1.162-27(e)(2)(iii)(A) are otherwise met.

3.   ADMINISTRATION.

     (a) AUTHORITY OF THE COMMITTEE. Except to the extent authority is reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full authority in its sole discretion to administer the Plan, including, but without limiting the generality of the foregoing, determining the persons to whom Awards shall be granted; the time of such grants; the terms of payment, if any, relating to any Award; and all other terms and conditions of Awards. The Committee shall also have full power, in its sole discretion, to interpret the Plan, and to prescribe, amend, and rescind rules and regulations relating thereto and agreements relating to Awards, and to make all other determinations under the Plan, subject to the terms of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan. The Board of Directors may fill any vacancy on the Committee. The Secretary of the Company shall be ex officio the Secretary of the Committee.

     (b) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (c) DELEGATION. Except as specifically restricted by the Plan, the Committee may delegate any administrative functions under the Plan to a Designee, in which case references to the Committee shall be deemed to include the Designee.

4. AWARDS GENERALLY. Subject in all respects to the provisions of Section 5 relating to Awards to Covered Employees, the provisions of this Section 4 shall apply to granting and payment of Awards.

     (a) GRANTING OF AWARDS; AWARD AMOUNTS AND PERFORMANCE OBJECTIVES. The Committee (or its Designee, if any) shall select the Participants to whom Awards will be granted for any Performance Period and will determine the terms of each such Award. Such terms may (but need not) include the amount(s) or percent(s) of Salary payable pursuant to each such Award and the Performance Objective(s) required as a condition of payment of Awards. Awards may provide for variable payouts of amounts or percents of Salary greater than or less than those specified for target achievement of Performance Objectives (if applicable) in accordance with tables, formulas, or other specifications, as determined by the Committee.

          (i) The foregoing notwithstanding, the amount of final Awards may be determined by the Committee (or its Designee) on a discretionary basis following the Performance Period, without specifying terms at the time of granting of the Award.

          (ii) Performance Objectives may specify measures of performance of the Company as a whole, subsidiaries, or other operating divisions or business units within the Company or subsidiaries, measures of individual performance of the Participant, or such other objectives (and combinations of objectives), the achievement of which is expected to benefit the Company and its stockholders. A single Performance Objective may be specified for all Participants, or separate Performance Objectives may be specified for different groups of Participants or for individual Participants.

          (iii) The Committee (or its Designee, if any) is authorized at any time during or after a Performance Period, in its sole discretion, to adjust, modify, or specify new Awards or terms of Awards, including Award amounts or percents of Salary and Performance Objectives, (A) in the event of any dividend or other distribution, recapi-talization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, (B) in recognition of any other unusual or nonre-curring event affecting the Company, any subsidiary, or any business division or unit or the financial statements of the Company or any subsidiary, including extraordinary items determined under generally accepted accounting principles, or in response to changes in applicable laws and regulations (including interpretations thereof), accounting principles, tax rates and regulations or business conditions, (C) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (D) with respect to any person who first becomes a Participant after the first day of the Performance Period.

     (b) DETERMINATION OF AMOUNTS PAYABLE. As promptly as practicable following the end of each Performance Period, the Committee (or its Designee, if any) shall determine whether and the extent to which Awards shall be paid, which determination shall include, if applicable, a consideration of the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied. Notwithstanding the foregoing, the Committee (or its Designee, if any) may, in its sole discretion, in view of its assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant, increase, decrease or reduce to zero amounts actually paid as a final Award (regardless of the achievement of any Performance Objectives, if applicable), from those amounts or percents of Salary otherwise determined to be payable under this
          Section 4 based on achievement of Performance Objectives.

     (c) TERMINATION. If a Participant ceases to be employed by the Company or a subsidiary prior to the end of a Performance Period for any reason, no final Award for such Performance Period shall be payable to such Participant, unless otherwise determined by the Committee (or its Designee, if any) in its sole discretion.

     (d) PAYMENT OF FINAL AWARDS. Except as provided in this Section 4(d), each Participant shall receive payment of the final Award following the determination in respect thereof made pursuant to this Section 4.

          (i) The Committee (or its Designee, if any) may specify that all or a portion of any Award shall be paid on a deferred basis or in installments over a period not to exceed five years, with the amount and timing of such deferred payments or installments to be determined by the Committee (or its Designee, if any).

          (ii) If and to the extent specified by the Committee (or its Designee, if any), each Participant shall have the right to defer receipt of part or all of any payment due with respect to a final Award in accordance with the terms and conditions determined by the Committee (or its Designee, if any).

          (iii) If a Participant dies after the end of a Performance Period but prior to payment or deferral of payment hereunder with respect to the Performance Period, any payments due to such Participant shall be paid to Beneficiary or in accordance with the payment terms specified by the Committee (or its Designee, if any).

     (e) TAX WITHHOLDING. The Company and any participating subsidiary shall have the right to deduct from any amount payable hereunder any sums that federal, state, local, or foreign tax law requires to be withheld with respect to such payment.

5. QUALIFYING AWARDS UNDER CODE SECTION 162(M). Other provisions of the Plan notwithstanding, the provisions of this Section 5 shall apply to any Award under the Plan granted to a person who, at the time of grant, is deemed to be a Covered Employee. The definition of "Covered Employee," and other terms used in this Section 5, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)).

     (a) AWARDS TO COVERED EMPLOYEES. Prior to the deadline for establishing performance objectives under Treasury Regulation 1.162-27(e) (generally the 90th day of the fiscal year but in no event after 25% or more of the Performance Period has elapsed), the Committee shall, in its sole discretion, determine whether an Award shall be granted to each Covered Employee and shall establish and set forth in writing the amounts or percentages of Salary and other terms of each Award, including the Performance Objectives for any such Award. No Awards under the Plan other than those specified in this Section 5 may be granted to a Covered Employee for such Performance Period. The Committee may not delegate any responsibility under this Section 5 to a Designee or otherwise.

     (b) PERFORMANCE OBJECTIVES. The Performance Objectives for an Award subject to this Section 5 shall consist of one or more of the business criteria set forth below in this paragraph (b), a targeted level of performance with respect to each such criterion and/or a range of performance which may extend above or below such targeted level of performance, and amounts to be paid upon achievement of such targeted level of performance or performance at specified levels in such range. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder (including Treasury Regulation 1.162-27(e)(2)). The business criteria for the Performance Period used by the Committee in setting Performance Objectives shall be one or more of the following on a consolidated basis, or for a subsidiary or business unit: pretax operating income from continuing operations, net income from continuing operations, sales, earnings per common share, return on common equity, or any other business criterion specified in Section 8(b)(ii) of the 1994 Stock Award Plan, as amended and restated; provided that the Committee may specify that any such criteria shall be measured before or after extraordinary, special or non-recurring items, before or after write downs, before or after service fees, or before or after payments of Awards under the Plan. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards payable shall be expressed as an amount or as a percentage of Salary (which shall include a maximum amount payable, if Salary is not fixed at the time the Performance Objectives are determined). The targeted level of performance, range of performance, and amounts payable may differ for Awards to different Covered Employees.

     (c) MAXIMUM AWARDS TO A COVERED EMPLOYEE. The maximum amount of Awards subject to this Section 5 with respect to performance in any one fiscal year payable to a single Covered Employee shall be $3 million.

     (d) TERMINATION. If a Covered Employee ceases to be employed by the Company or a subsidiary prior to the end of a Performance Period for any reason other than death, disability (as determined by the Committee), normal retirement, early retirement with the approval of the Committee, or retirement at an advanced age, no final Award for such Performance Period shall be payable to such Covered Employee, unless otherwise determined by the Committee in its sole discretion. If cessation of employment of a Covered Employee results from such Covered Employee's death, disability (as determined by the Committee), normal retirement, early retirement with the approval of the Committee, or retirement at an advanced age, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, the level of achievement of Performance Objectives applicable to such Covered Employee for the portion of such Performance Period completed at the date of cessation of employment or completed for the entire Performance Period, and the amount of the final Award payable based on such determinations. Such Covered Employee or his or her Beneficiary shall be entitled to receive payment of a pro rata portion of such final Award based on the portion of the Performance Period such Covered Employee was employed by the Company or a subsidiary. Payment under this Section 4(d) shall be made at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Code Section 162(m).

     (e) ADJUSTMENTS. Adjustments may be made to Awards subject to this Section 5, including Performance Objectives thereof, to the extent authorized under Section 4(a)(iii) of the Plan. Such adjustments are intended to be objectively determinable and nondiscretionary and, as such, consistent with the qualification of Awards as "performance based compensation" under Section 162(m) of the Code, and shall be construed accordingly. To the extent that any such adjustment would likely cause compensation relating to an Award to a Covered Employee to fail to be deductible under Section 162(m) of the Code, such adjustment shall not be authorized or made.

     (f) CERTIFICATION. In determining the amount of any Award payable to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing as promptly as practicable following the end of such Performance Period, whether and the extent to which the terms of Awards have been satisfied, including the extent to which Performance Objectives have been achieved and other material terms of Awards have been satisfied. For this purpose, approved minutes of the Committee at which such determinations were made shall be deemed a written certification of such determinations.

     (g) CONFORMITY OF PLAN TO CODE SECTION 162(M). It is the intent of the Company that compensation under the Plan to Covered Employees shall constitute "qualified performance based compensation" within the meaning of Code Section 162(m)(4)(C) and regulations thereunder (including Treasury Regulation 1.162-27(e)). Accordingly, if any provision of the Plan or any agreement evidencing an Award hereunder relating to a Covered Employee does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) or regulations thereunder (including Treasury Regulations 1.162-27(e)), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     (h) LIMIT ON DISCRETION TO VARY AMOUNTS PAYABLE. The provisions of Section 4(b) and (c) and any other Plan provisions notwithstanding (other than the provisions of Section 7), the Committee shall have no discretion to increase the amounts payable with respect to an Award held by a Covered Employee and subject to this Section 5. The Committee may, in its discretion, reduce or eliminate any amount payable with respect to an Award subject to this Section 5, to the extent permitted under
          Section 4.

 6.  GENERAL PROVISIONS.

     (a) NO RIGHTS TO FINAL AWARD OR RIGHTS TO PARTICIPATE. Until the Committee (or its Designee, if any) has determined to make a final Award to a Participant under Section 4(b) or (c) and/or Section 5, a Participant's selection to participate, grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award shall become a final Award or that payment will be made with respect to an Award under the Plan. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except upon determination of the Committee (or its Designee, if any) under Section 4 or 5.

     (b) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Company or any of its subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.

     (c) NONTRANSFERABILITY. No Award payable under, or interest in, the Plan shall be transferable by a Participant except upon a Participant's death, by will or the laws of descent and distribution or to a Beneficiary, or otherwise shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

     (d) UNFUNDED STATUS OF PLAN; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action taken pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan pursuant to any Award, in coordination with any deferred compensation plan of the Company or otherwise, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (e) GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

     (f) CHANGES TO THE PLAN AND AWARDS. The Board may, amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan, provided that any such action shall be subject to stockholder approval if and to the extent required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted.

         Except as provided in Section 5, the Committee (or its Designee, if any) may modify the terms and provisions of any Awards theretofore awarded to any Participants which have not become final Awards or been settled by payment, provided that a Designee may only modify terms and provisions of Awards granted under authority delegated to a Designee. No Award may be granted during any suspension of the Plan or after its termination.

     (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor submission of any material terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of bonuses or incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of January 1, 1994, for Performance Periods beginning on or after such date, and shall remain in effect until such time as it may be terminated pursuant to Section 6(f).

     (i) STOCKHOLDER APPROVAL. The Plan was originally approved by stockholders of the Company in 1994. In addition, the Board may determine to submit the material terms of the Plan to stockholders for reapproval at such times, if any, required in order that certain compensation under the Plan may qualify as "performance based compensation" under Code
          Section 162(m) and the regulations thereunder.

 7. CHANGE IN CONTROL.

     (a) PAYMENTS RELATING TO PRIOR YEAR'S AWARDS. Any provision of the Plan to the contrary notwithstanding, in the event of a Change in Control, the Committee may not exercise any discretion conferred under Section 5(h) or otherwise under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change in Control but which Award had not been paid out as a final Award at the time of the Change in Control, and all such Awards shall be paid out entirely in cash at the time specified in
          Section 7(c).

     (b) PAYMENTS RELATING TO CURRENT YEAR'S AWARDS. Any provision of the Plan to the contrary notwithstanding, and unless the Board of Directors determines otherwise, in the event of a Change in Control, a Participant who is a Covered Employee shall be entitled to receive a final Award for the Performance Period in progress on the date of such Change in Control equal to a pro rata portion of his or her maximum Award payable for such Performance Period as if all Performance Objectives were fully met, based on the number of days from the beginning of the Performance Period to the date of the Change in Control.

     (c) PAYMENTS. All amounts payable pursuant to this Section 7 shall be paid in a cash lump sum no later than five days after the date of a Change in Control. Nothing in the Plan shall prevent the Committee from continuing Awards, to the extent not paid under this provision, after a Change in Control.

     (d) AMENDMENT AND TERMINATION OF PLAN AND AWARDS. Any provision of the Plan to the contrary notwithstanding, upon the occurrence of a Change in Control and at all times thereafter, neither the Board of Directors nor the Committee may terminate, amend, modify, or suspend the Plan, in whole or in part, in any manner that would adversely affect the right of any Participant to receive the Awards otherwise granted under the Plan as of the effective date of such action.

     (e) COORDINATION WITH AWARDS UNDER SECTION 5; OTHER PLAN PROVISIONS UNAFFECTED. It is intended that the payments under Section 7(a) and 7(b) hereof constitute compensation "payable upon change of ownership or control," the authorization of which, as permitted under Treasury Regulation 1.162-27(e)(2)(v), will not cause any compensation paid to a Covered Employee under Section 5 of the Plan not to be deductible by the Company under Section 162(m). Accordingly, unless otherwise determined by the Committee, no payment will be deemed to be authorized under Section 7(a) or 7(b) relating to a given Award if such authorization would cause payments under Section 5 to a Covered Employee with respect to such Award to fail to be deductible by the Company under Code Section 162(m), provided that any payments under
          Section 7(a) and 7(b) themselves need not qualify as deductible "performance based compensation" under Section 162(m). In addition, nothing in this Section 7 shall affect the operation of the provisions of the Plan prior to a Change in Control.

                                                                       EXHIBIT B


                             DEL LABORATORIES, INC.

                             AUDIT COMMITTEE CHARTER
                             ADOPTED MARCH 31, 2004


I. PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors of Del Laboratories, Inc. (the "Company") to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and the audit efforts of the Company's independent accountants and internal auditors, if any, including the financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

It is the objective of the Committee to maintain free and open means of communications with the Board, the independent accountants, the internal auditors, if any, and the financial and senior management of the Company.

The Committee shall review the adequacy of this Charter on an annual basis.

II. MEMBERSHIP

The Committee shall be comprised of three or more members of the Board, as determined from time to time by resolution of the Board. Each member of the Committee shall satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Accordingly, all of the members will be directors:

         1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         2. Who can read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Additionally, the Committee shall have, at all times, at least one member who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

         3. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee.

III. KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.

 o The Committee shall meet on at least a quarterly basis, or more frequently as circumstances dictate. At least one of these meetings shall be in person. The other meetings may be conducted telephonically.

 o The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

 o The Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors subject to procedures that may be established by the Committee.

 o The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

 o The Committee shall keep minutes of all audit committee meetings, report the significant matters addressed at such meetings to the Board of Directors, and provide copies of the minutes to the Board.

 o The Committee shall review significant findings identified by the independent auditors in a management letter or otherwise, together with management's responses to such findings.

 o The Committee shall review the independent auditors' audit plan, including a discussion of the scope, staffing, locations, reliance upon management, and general audit approach, and monitor such plan's progress and results during the year.

 o The Committee shall establish, review and update periodically a code of ethical conduct relating to the avoidance of conflicts of interest and other matters, and ensure that management has established a system to enforce this code.

 o The Committee shall review annually a summary of any directors' and officers' related party transactions and potential conflicts of interests.

 o The Committee shall review with management and the outside auditors the audited financial statements and will recommend to the Board of Directors if the audited financial statements should be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). The Committee will review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

 o As a whole, or through the Committee chair, the Committee shall review, if practical, with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission ("SEC") and any matters required to be discussed by SAS No. 61.

 o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 o   The Committee shall:

     -- Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     -- Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     -- Take appropriate action to oversee the independence of the outside auditor.

 o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

 o The Committee shall prepare an annual audit committee report to stockholders and related disclosure as required by the SEC, to be included in proxy statements relating to election of directors.

 o The Committee shall perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

 o The Committee shall provide management, the Company's independent auditors and internal auditors, if any, with appropriate opportunities to meet privately with the Committee.

To the extent required to maintain compliance with the audit committee requirements of the American Stock Exchange, the Committee shall ensure that the Company provides the American Stock Exchange with written confirmation and certification of such matters as may be required by the rules of the American Stock Exchange.

IV. RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Company shall provide for appropriate funding, as determined by the Committee, for payment to such third parties and the independent auditors, and for administrative expenses that are necessary or appropriate for the Committee in carrying out its duties.

                                                                       EXHIBIT C


                             DEL LABORATORIES, INC.

                          NOMINATING COMMITTEE CHARTER


The Nominating Committee's responsibilities and powers as delegated by the board of directors are set forth in this charter. The Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

PURPOSE

As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members, committee composition and structure, board assessment and related party and conflicts oversight.

MEMBERSHIP

The Committee shall consist of at least three members of the board of directors as determined from time to time by the board. Each member shall be "independent" in accordance with the listing standards of the American Stock Exchange, as amended from time to time.

The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

MEETINGS AND COMMITTEE ACTION

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the Company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the board of directors.

The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.

DUTIES AND RESPONSIBILITIES

The Committee's duties and responsibilities include:

o Monitoring and making recommendations regarding committee functions, contributions and composition.

o    Developing the criteria and qualifications for membership on the board.

o Developing programs for the continuing education of all directors and for the orientation of new directors.

o Reviewing and making recommendations to the board of directors regarding director compensation.

o Establishing and periodically reviewing director retirement policies and making recommendations to the board of directors, regarding these policies.

 o Reviewing and making recommendations to the board of directors regarding the appropriate level of director and officer liability insurance and evaluating the appropriateness of providing indemnity to the Company's officers, directors or agents on a case-by-case basis, including the appropriateness of advancing fees and expenses.

 o Considering all questions regarding a conflict of interest involving any board members, the company, its subsidiaries or their respective officers.

o    Evaluating, on an annual basis, the Committee's performance.

o Making recommendations to the board on methods for enhancing services to, and improving communications and relations with, the Company's stockholders.

POWERS AND AUTHORITY

Subject to such specific constraints as may be imposed by the board of directors, the board of directors delegates to the Committee all powers and authority that are necessary or appropriate to fulfill its duties and responsibilities hereunder, including but not limited to:

 o Recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.

 o Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

o    Administering any director compensation plans.

 o Retaining and terminating any professionals (such as search firms, attorneys and compensation professionals) to assist in evaluating, designing and documenting of director compensation, including sole authority to approve the professional's fees and other retention terms.

o Establishing subcommittees for the purpose of evaluating special or unique matters.

REPORTING

The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company's proxy statement.




DATE:  March 31, 2004

                                                                       EXHIBIT D

                             DEL LABORATORIES, INC.

                     BOARD OF DIRECTOR CANDIDATE GUIDELINES
                                 MARCH 31, 2004

The Nominating Committee of Del Laboratories, Inc. (the "Corporation") identifies, evaluates and recommends candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge, experience and diversity. Nominations to the Board may also be submitted to the Nominating Committee by the Corporation's stockholders in accordance with the Corporation's policy. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation's stockholders. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

o Whether the candidate is independent pursuant to the requirements of the American Stock Exchange.

o Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

o Candidates should generally be, or have been, chief executive officers, chief operating officers or chief financial officers or have other high-level managerial experience in a relatively complex organization.

o Candidates should have the ability to read and understand basic financial statements. The Nominating Committee will also determine if any of the candidates satisfy the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

o Candidates should have relevant experience and expertise and be able to provide insights and practical wisdom based on that experience and expertise.

o Candidates should have knowledge of the Corporation and issues affecting the Corporation.

o    Candidates should be committed to enhancing stockholder value.

o Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

o Candidates should be of high moral and ethical character and should be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

o Candidates should have, and be willing to commit, the required hours necessary to discharge the duties of Board membership.

o Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

o Candidates should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Corporation.

                                                                       EXHIBIT E

                             DEL LABORATORIES, INC.

                           CODE OF CONDUCT AND ETHICS

This Code of Ethics applies to all of the directors, officers and employees of Del Laboratories, Inc. ( the "Company").

         1. The directors, officers and employees are expected to commit themselves to the highest standards of honesty and integrity in all aspects of their business and by considering the ethical implications of their actions as they fulfill their responsibilities to the Company and in their interactions with customers of the Company.

         2. The directors, officers and employees are to refrain from activities involving or appearing to involve conflict of interest between themselves and the Company or its subsidiaries or, in the alternative, to obtain approval from the Company's Board of Directors before engaging in transactions that may, or may appear to, involve a conflict of interest. Such activities include:

              o Entering into or approving transactions on behalf of the Company or its subsidiaries with themselves or with their relatives or affiliates;

              o Holding a significant financial interest in any supplier, contractor, customer, competitor or security holder of the Company or its subsidiaries;

              o Accepting gifts, loans or preferential treatment from any supplier, contractor, customer, competitor or security holder of the Company or its subsidiaries;

              o Soliciting favors or items of value from any supplier, contractor, customer, competitor or security holder of the Company or its subsidiaries;

              o Benefiting improperly from the use or disposition of the Company's or its subsidiaries' property; and

              o With respect to employees, holding other employment without permission.

The directors, officers and employees are expected to use their best efforts to insure that the Company provides full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, any government agency and in any public communications made by the Company. To this end, each director, officer and employee is required to take appropriate measures to insure that:

              o The Company's accounting records, as well as reports produced from those records, are in accordance with Generally Accepted Accounting Principles and the rules and regulations of the Securities and Exchange Commission and applicable stock exchanges.

              o The Company's records fairly and accurately reflect the transactions to which they relate and are properly classified both as to their nature and the appropriate fiscal period.

              o The Company's records fairly and accurately reflect, in reasonable detail, the Company's assets, liabilities, revenues and expenses.

              o All financial transactions are supported by fully fair and complete documentation.

              o No information relating to the Company is concealed from the Company's independent auditors.

The directors, officers and employees must comply with all governmental laws, rules and regulations which pertain to the Company including but not limited to antitrust laws, antibribery laws, environmental, health and safety laws, export laws, foreign corrupt practices laws, insider trading laws and political activities laws.

If any director, officer or employee fails to comply with this Code, such person will be subject to disciplinary measures, including termination of employment.

For employees of the Company, this Code of Conduct and Ethics supplements, but does not replace, any Company policies set forth in the Company's Policies and Procedures Manual.

If a violation of this Code of Conduct and Ethics is discovered or suspected by a director, officer or employee, such person must, anonymously, if desired, promptly send a detailed note, with relevant documents, to:


                             Steven Kotler, Chairman

                    Del Laboratories, Inc.'s Audit Committee

                       c/o Gilbert Global Equity Capital

               590 Madison Avenue, 40th floor, New York, NY 10022


Adopted March 31, 2004



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                                                                       EXHIBIT F

                             DEL LABORATORIES, INC.

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS




Senior Financial Officers hold an important and elevated role in corporate governance. As part of the Del Laboratories, Inc. Leadership Team, Senior Financial Officers, including the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer and Financial Reporting Officer are vested with both the responsibility and authority to protect, balance and preserve the interests of all of the enterprise stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Financial Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the enterprise's financial organization, and by demonstrating the following:

I. HONEST AND ETHICAL CONDUCT

Senior Financial Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

 o Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

 o Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the enterprise and what could result in material personal gain for a member of the financial organization, including Senior Financial Officers.

 o Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

 o Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the organization.

II. FINANCIAL RECORDS AND PERIODIC REPORTS

Senior Financial Officers will establish and manage the enterprise transaction and reporting systems and procedures to ensure that:

 o Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

 o Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

 o The retention or proper disposal of Company records shall be in accordance with established enterprise financial policies and applicable legal and regulatory requirements.

 o Periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.









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III. COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

Senior Financial Officers will establish and maintain mechanisms to:

 o Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

 o Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

 o Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

IV. COMPLIANCE WITH ITEM 406 OF SEC REGULATION S-K

The Company's Code of Ethics for Senior Financial Officers (the "Code") is intended to deter wrongdoing and to promote:

         (i) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company;

         (ii) the prompt internal reporting of violations of the Code to the Chief Financial Officer, the Chief Executive Officer or the Chair of the Audit Committee of the Company's Board of Directors; and

         (iii) accountability for adherence to the Code.









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                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                                 P.O. BOX 9357
                         UNIONDALE, NEW YORK 11553-9357


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